Exhibit 10.4

PERSONAL GUARANTY

1.            Identification.

This Guaranty (the “Guaranty”), dated as of June __, 2017, is entered into among Joseph Segelman (“Guarantor”) for the benefit of the Alpha Capital Anstalt and Brio Capital Master Fund Ltd. (the “Holders”) the holder of those certain notes in the principal amount of up to $1,125,000.00 (the “Notes”) issued (or to be issued) by Reign Sapphire Corporation (“Borrower”) to Holders pursuant to that certain Loan Agreement of even date herewith.

2.            Recitals.

2.1       Holders have made or will make loans to Borrower in the principal amount of up to $1,125,000.00 (the “Loans”). Guarantor is a shareholder officer and director of the Borrower and will obtain substantial benefit from the proceeds of the Loans.

2.2       The Loans are evidenced by the Notes.

2.3       In consideration of the Loans made or to be made by Holders to Borrower and for other good and valuable consideration, and as security for the performance by Borrower of its obligations under the Notes and as security for the repayment of the Loans and all other sums due from Borrower to Holders arising under the Notes, collectively, the “Obligations”, Guarantor, for good and valuable consideration, receipt of which is acknowledged, has agreed to enter into this Guaranty.

3.            Guaranty.

3.1       Guaranty. Guarantor hereby unconditionally and irrevocably, jointly and severally with the Borrower, guarantees, the punctual payment, performance and observance when due, whether at stated maturity, by acceleration or otherwise, of all of the Obligations now or hereafter existing, whether for principal, interest (including, without limitation, all interest that accrues after the commencement of any insolvency, bankruptcy or reorganization of the Borrower, whether or not constituting an allowed claim in such proceeding), fees, commissions, expense reimbursements, liquidated damages, indemnifications or otherwise (such obligations, to the extent not paid by the Borrower being included in the Obligations), and agrees to pay any and all reasonable costs, fees and expenses (including reasonable counsel fees and expenses) incurred by the Holders in enforcing any rights under the guaranty set forth herein. Without limiting the generality of the foregoing, Guarantor’s liability shall extend to all amounts that constitute part of the Obligations and would be owed by Borrower to Holders, but for the fact that they are unenforceable or not allowable due to the existence of an insolvency, bankruptcy or reorganization involving Borrower.

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3.2       Guaranty Absolute. Guarantor guaranties that the Obligations will be paid strictly in accordance with the terms of the Notes, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Holders with respect thereto. The obligations of Guarantor under this Guaranty are independent of the Obligations, and a separate action or actions may be brought and prosecuted against Guarantor to enforce such Obligations, irrespective of whether any action is brought against the Borrower or whether the Borrower or any other Guarantor is joined in any such action or actions. The liability of the Guarantor under this Guaranty constitutes a primary obligation, and not a contract of surety, and to the extent permitted by law, shall be irrevocable, absolute and unconditional irrespective of, and Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

(a) any lack of validity or enforceability of the Notes or any agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Notes, including, without limitation, any increase in the Obligations resulting from the extension of additional credit to Borrower or otherwise;

(c) any taking, exchange, release, subordination or non-perfection of any Collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;

(d) any change, restructuring or termination of the corporate, limited liability company or partnership structure or existence of Borrower; or

(e) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Holders that might otherwise constitute a defense available to, or a discharge of, Borrower or any other Guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Obligations is rescinded or must otherwise be returned by the Holders or any other entity upon the insolvency, bankruptcy or reorganization of Borrower or otherwise (and whether as a result of any demand, settlement, litigation or otherwise), all as though such payment had not been made.

3.3       Waiver. Guarantor hereby waive promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Guaranty and any requirement that the Holders or exhaust any right or take any action against Borrower or any other Guarantor, person or entity or any collateral. Guarantor acknowledge that it will receive direct and indirect benefits from the SEA and financing arrangements contemplated herein and that the waiver set forth in this Section 3.3 is knowingly made in contemplation of such benefits. Guarantor hereby waives any right to revoke this Guaranty and acknowledge that this Guaranty is continuing in nature and applies to all Obligations, whether existing now or in the future.

3.4        Continuing Guaranty; Assignments. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the later of the indefeasible cash payment in full of the Obligations and all other amounts payable under this Guaranty and Notes, (b) be binding upon Guarantor, his successors and assigns and (c) inure to the benefit of and be enforceable by the Holders and its successors, pledgees, transferees and assigns. Without limiting the generality of the foregoing clause, (c) Holders may pledge, assign or otherwise transfer all or any portion of its rights and obligations under this Guaranty (including, without limitation, all or any portion of its Notes owing to it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted such Holder herein or otherwise.

3.5        Subrogation. Guarantor will not exercise any rights that it may now or hereafter acquire against the Holders or other Guarantor (if any) that arise from the existence, payment, performance or enforcement of such Guarantor’s obligations under this Guaranty, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Holders or other Guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security solely on account of such claim, remedy or right, unless and until all of the Obligations and all other amounts payable under this Guaranty shall have been indefeasibly paid in full.

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4.            Miscellaneous.

4.1       Expenses. Guarantor shall pay to the Holders, on demand, the amount of any and all reasonable expenses, including, without limitation, attorneys’ fees, legal expenses and brokers’ fees, which the Holders may incur in connection with exercise or enforcement of any the rights, remedies or powers of the Holders hereunder or with respect to any or all of the Obligations.

4.2       Waivers, Amendment and Remedies. No course of dealing by the Holders and no failure by the Holders to exercise, or delay by the Holders in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any other or further exercise thereof or the exercise of any other right, remedy or power of the Holders. No amendment, modification or waiver of any provision of this Guaranty and no consent to any departure by Guarantor therefrom, shall, in any event, be effective unless contained in a writing signed by the Holders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The rights, remedies and powers of the Holders, not only hereunder, but also under any instruments and agreements evidencing or securing the Obligations and under applicable law are cumulative, and may be exercised by the Holders from time to time in such order as the Holders may elect.

4.3       Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the first business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

To Guarantor:	[RC]

To Holders:	[RC]

If to Holders with a copy by fax only (which shall not constitute notice) to Grushko & Mittman, P.C.
Fax: (212) 697-3575

Any party may change its address by written notice in accordance with this paragraph.

4.4       Term; Binding Effect. This Guaranty shall (a) remain in full force and effect until payment and satisfaction in full of all of the Obligations; (b) be binding upon Guarantor and its successors and permitted assigns; and (c) inure to the benefit of the Holders and its respective successors and assigns. Upon the payment in full of the Obligations, (i) this Guaranty shall terminate and (ii) the Holders will, upon Guarantor’s request and at Guarantor’s expense, execute and deliver to Guarantor such documents as Guarantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

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4.5       Captions. The captions of Paragraphs, Articles and Sections in this Guaranty have been included for convenience of reference only, and shall not define or limit the provisions hereof and have no legal or other significance whatsoever.

4.6       Governing Law; Venue; Severability. This Guaranty shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts or choice of law. Any legal action or proceeding against Guarantor with respect to this Guaranty may be brought in the state and federal courts located in the State and County of New York, and, by execution and delivery of this Guaranty, Guarantor hereby irrevocably accepts for himself and in respect of his property, generally and unconditionally, the jurisdiction of the aforesaid courts. Guarantor hereby irrevocably waives any objection which they may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the aforesaid courts and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. If any provision of this Guaranty, or the application thereof to any person or circumstance, is held invalid, such invalidity shall not affect any other provisions which can be given effect without the invalid provision or application, and to this end the provisions hereof shall be severable and the remaining, valid provisions shall remain of full force and effect. This Guaranty shall be deemed an unconditional obligation of the Guarantor for the payment of money and, without limitation to any other remedies of Holders, may be enforced against Guarantor by summary proceeding pursuant to New York Civil Procedure Law and Rules Section 3213 or any similar rule or statute in the jurisdiction where enforcement is sought. For purposes of such rule or statute, any other document or agreement to which Holders and Guarantor are parties or which Guarantor delivered to Holders, which may be convenient or necessary to determine Holders’ rights hereunder or Guarantor’s obligations to Holders are deemed a part of this Guaranty, whether or not such other document or agreement was delivered together herewith or was executed apart from this Guaranty. The Guarantor agrees that service of process in any action brought by the Holders to enforce the terms of this Guaranty may be made by sending such documents to Guarantor in the same manner that notice is to be made in accordance with Section 4.3 of this Guaranty. Nothing herein shall preclude Holders from effectuating service in any other manner allowable under applicable law.

4.7       Satisfaction of Obligations. For all purposes of this Guaranty, the payment in full of the Obligations shall be conclusively deemed to have occurred when the Obligations have been indefeasibly paid.

4.8       Execution. This Agreement may be executed and delivered by electronic signature and transmission.

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty, as of the date first written above.

GUARANTOR

Yosef Segelman

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